                                                                 Exhibit 4(a)(2)

                                                                [Conformed Copy]
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                                  TENNECO INC.

                                      AND

                            THE CHASE MANHATTAN BANK
                            (National Association),

                                                                      as Trustee

                                 ------------

                         Second Supplemental Indenture
                           Dated as of March 30, 1988
                                       TO
                                   Indenture
                           Dated as of March 15,1988

                                 ------------

                         Providing for the issuance of
                            10% Debentures due 2008

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   SECOND SUPPLEMENTAL INDENTURE dated as of March 30, 1988 between TENNECO
INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK (National Association), a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee").

   WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of March 15, 1988 (hereinafter called the "Original Indenture"), to provide for the issue of an unlimited amount of debentures, notes and/or other debt obligations of the Company (hereinafter referred to as the "Securities"), the terms of which are to be determined as set forth in (S)
2.02 of the Original Indenture; and

   WHEREAS, (S)12.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and

   WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $250,000,000 to be designated the "10% Debentures due 2008" (the "Debentures"), and all action on the part of the Company necessary to authorize the issuance of the Debentures under the Original Indenture and this Second Supplemental Indenture has been duly taken; and

   WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

   NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of the sum of one dollar to the Company duly paid by the Trustee at the execution and delivery of these presents, and of other valuable consideration the receipt whereof is hereby acknowledged and in order to authorize the authentication and delivery of and to set forth the terms of the Debentures,
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                                       2

   IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto, for the benefit of holders of the Debentures issued under the Indenture, as follows:

                                   ARTICLE 1.

                 TERMS AND ISSUANCE OF 10% DEBENTURES DUE 2008

   (S)1.01. Issue of Debentures. A series of Securities which shall be designated the "10% Debentures due 2008" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this Second Supplemental Indenture (including the form of Debentures set forth in (S)1.02 hereof). The aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of (S)(S)2.07, 2.08, 2.10, 2.11 or 3.02 of the Indenture, exceed $250,000,000. The entire amount of Debentures may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to (S)2.03 of the Indenture.

   (S)1.02. Forms of Debentures and Authentication Certificate. The forms of the Debentures and the Trustee's certificate of authentication shall be substantially as follows:

                          [FORM OF FACE OF DEBENTURE]

                                  TENNECO INC.

                             10% DEBENTURE DUE 2008

  No.                                                                 $

   Tenneco Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to
or registered assigns, the sum of                    Dollars on March 15, 2008,
in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to
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                                       3

pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from the September 15 or the March 15 next preceding the date hereof to which interest has been paid, unless the date hereof is a September 15 or March 15 to which interest on the Debentures has been paid, in which case from the date hereof, or unless no interest has been paid on the Debentures since the original issue date (hereinafter referred to) of this Debenture, in which case from the original issue date, semi-annually on September 15 and March 15 in each year, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 10% per annum. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after August 31 or February 28 (or 29) and prior to the following September 15 or March 15, as the case may be, this Debenture shall bear interest from such September 15 or March 15; provided, however, that if the Company shall default in the payment of interest due on such September 15 or March 15, then this Debenture shall bear interest from the September 15 or March 15 to which interest has been paid or, if no interest has been paid on the Debentures since the original issue date of this Debenture, from the original issue date. The interest so payable on any September 15 or March 15 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the August 31 or February 28 (or 29), as the case may be, next preceding such September 15 or March 15, or if such August 31 or February 28 (or 29) is not a business day, the business day next preceding such August 31 or February 28 (or 29). Interest on this
Debenture shall be computed on the basis of a 360-day year of twelve 30-day months. Both principal of and interest on this Debenture are payable at the principal office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture register. The original issue date in respect of the Debentures is March 15, 1988.

   ADDITIONAL PROVISIONS OF THIS DEBENTURE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
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   This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

   In Witness Whereof, Tenneco Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated ..............................

                                                Tenneco Inc.

                                                   By.........................
                                                           Chairman of the Board

Attest:

 .....................................
                           Secretary.


                         [FORM OF REVERSE OF DEBENTURE]

                                  TENNECO INC.

                             10% DEBENTURE DUE 2008

   This Debenture is one of a duly authorized issue of Debentures of the Company known as its 10% Debentures due 2008 (herein called the "Debentures"), limited to the aggregate principal amount of $250,000,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued Pursuant thereto, called
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                                       5

the "Indenture"), dated as of March 15, 1988, executed by the Company to The Chase Manhattan Bank (National Association) (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Debentures and of the duties thereunder of the Trustee and the Company.

   The Debentures are not subject to redemption by the Company prior to maturity.

   The Debentures are subject to repayment on March 15, 1998, in whole or in part, in increments of $1,000 or integral multiples of $1,000 in excess of $1,000, provided that the portion of the principal amount of any Debenture not being repaid shall be at least $1,000, at the option of the holders thereof at a repayment price equal to the principal amount thereof to be repaid, together with interest payable thereon to the repayment date. For this Debenture to be repaid at the option of the holder, the Company must receive at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, during the period from and including January 15, 1998 to and including February 15, 1998 or, if February 15, 1998 is not a Business Day, the next succeeding Business Day, (i) this Debenture with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Debenture, the principal amount of the Debenture, the amount of such Debenture to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Debenture to be repaid with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed will be received by the Company no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Debenture and form duly completed are received by the Company by such fifth Business Day. Either form of notice duly received during the period from and including January 15, 1998 to and including February 15, 1998 shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repayment will be determined by the Company, whose determination shall be final and binding.
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                                       6

   The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

   To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Debentures may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Debenture.

   In case a default, as defined in the Indenture, shall occur, the principal of all the Debentures at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Debentures outstanding in the case of payment defaults on the Debentures and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

   The Indenture provides that no holder of any Debenture may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Debentures in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Debenture.

   The transfer of this Debenture is registrable by the registered holder hereof, in person or by duly authorized attorney, at the agency of the
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Company in the Borough of Manhattan, The City of New York, New York, on books of the Company to be kept for that purpose at said agency, upon surrender and cancellation of this Debenture and on presentation of a duly executed written instrument of transfer, and thereupon a new Debenture or Debentures, of the same aggregate principal amount and in authorized denominations. will be issued to the transferee or transferees in exchange herefor; and this Debenture, with or without other Debentures, may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

   The Company, the Trustee, any paying agent and any Registrar of the Debentures may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Debentures shall be affected by any notice to the contrary.

   No recourse shall be had for the payment of the principal of or the interest on, this Debenture, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Debenture and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

   All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
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                                       8

                           OPTION TO ELECT REPAYMENT

   The undersigned hereby irrevocably requests and instructs the Company to repay the within Debenture (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

--------------------------------------------------------------------------------
                                                     Tax I.D. No.
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                 (Please Print or Typewrite Name, Address and
                 Tax Identification Number of the Undersigned)

   For this Debenture to be repaid the Company must receive at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York or at such additional place or places of which the Company shall from time to time notify the holder of the within Debenture during the period from and including January 15, 1998 to and including February 15, 1998 or, if February 15, 1998 is not a Business Day, the next succeeding Business Day, (i) this Debenture with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Debenture, the principal amount of the Debenture, the amount of the Debenture to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Debenture to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Debenture duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Debenture and form duly completed are received by the Company by such fifth Business Day.

   If less than the entire principal amount of the within Debenture is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) which the holder elects to have
repaid:   $........; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) of the Debenture or Debentures to be issued to the holder for the amount of the portion of the within Debenture not being repaid (in the absence of any
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                                       9

such specification, one such Debenture will be issued for the portion not being repaid: $.......).

   Dated:

                                         --------------------------------------
                                         NOTICE: The signature on this Option to
                                         Elect Repayment must correspond with
                                         the name as written upon the face of
                                         this instrument in every particular
                                         without alteration or enlargement or
                                         any other change whatsoever.


               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This Debenture is one of the 10% Debentures due 2008 described in the within-mentioned Indenture.


                                         THE CHASE MANHATTAN BANK
                                           (National Association),
                                                                        Trustee.

                                              By ..............................
                                                       Authorized Officer.

                                   ARTICLE 2.

                                 MISCELLANEOUS

   (S)2.01. Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions. uses and constructions contained in the Original Indenture.

   (S)2.02. Responsibility for Recitals, Etc. The recitals herein and in the Debentures (except in the Trustee's certificate of authentication) shall be
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                                      10

taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or of the proceeds thereof.

   (S)2.03. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

   (S)2.04. New York Contract. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

   (S)2.05. Execution and Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

   IN WITNESS WHEREOF, said TENNECO INC. has caused this Second Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents, and said THE CHASE MANHATTAN BANK (National Association) has caused this Indenture to be executed in its corporate name by one of its Vice Presidents as of March 30, 1988.

                                         TENNECO INC.

                                         By    ROBERT T. BLAKELY
                                           -----------------------------
                                                  ROBERT T. BLAKELY
                                             Senior Vice President and
                                              Chief Financial Officer


                                         THE CHASE MANHATTAN BANK
                                           (National Association)

                                         By      T. J. FITZSIMONS
                                           ------------------------------
                                                 T. J. FITZSIMONS
                                                  Vice President